Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated August 29, 2013, with respect to the consolidated balance sheets of Express Holdings (USA) Inc. as at December 31, 2012, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2012, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Accountants

September 9, 2013

Calgary, Canada